                                                                   EXHIBIT 10.10
                                                                   -------------
                                 IMPERIAL BANK
                                 -------------
                          INNOVATIVE BUSINESS BANKING

                    STARTER KIT LOAN AND SECURITY AGREEMENT

Borrower:  eBay, Inc.             Address:  2005 Hamilton Ave., Suite 270
          -----------                       --------------------------------

Date:   July 20, 1997                       San Jose, CA 95125
      -----------------                     ------------------

THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made and entered into on the above date between IMPERIAL BANK ("Bank"), whose address is 226 Airport Parkway,
                                                            --------------------
San Jose, CA  95110 and the party(ies) named above (jointly and severally,
-------------------
"Borrower"), whose chief executive office is located at the above address ("Borrower's Address").

1. LOANS. Bank will make loans to Borrower (the "Loans") in amounts determined by Bank in its reasonable business judgment up to the amount (the "Credit Limit") shown on the Schedule to this Agreement (the "Schedule"), provided no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default is occurring or has occurred. All Loans and other monetary Obligations will bear interest at the rate shown on the Schedule. Interest will be payable monthly, on the date shown on the monthly billing from Bank. Bank may, in its discretion, charge Borrower's deposit accounts maintained with Bank for any amounts coming due under this Agreement.

2. SECURITY INTEREST. As security for all present and future indebtedness, guarantees, liabilities, and other obligations, of Borrower to Bank (collectively, the "Obligations"), Borrower hereby grants Bank a continuing security interest in all of Borrower's right title and interest in and to any property now or hereafter described in a security agreement executed by Borrower to Bank as well as the following types of property, whether now owned or hereafter acquired, and wherever located (collectively, the "Collateral"): All "accounts", "general intangibles," "chattel paper," "documents," "letters of credit," "instruments," "deposit accounts," "inventory," "farm products," "fixtures" and "equipment," as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof, and all products, proceeds and insurance proceeds of the foregoing.

3. REPRESENTATIONS AND AGREEMENTS OF BORROWER. Borrower represents to Bank as follows, and Borrower agrees that the following representations will continue to be true, and that Borrower will comply with all of the following agreements throughout the term of this Agreement.

3.1 CORPORATE EXISTENCE AND AUTHORITY. Borrower, if a corporation, is and will continue to be, duly authorized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby have been duly and validly authorized, and do not violate any law or any provision of and are not grounds for acceleration under, any agreement or instrument which is binding upon Borrower.

3.2 NAME: PLACE OF BUSINESS. The name of Borrower set forth in this Agreement is its correct name. Borrower shall give Bank 15 days prior written notice before changing its name. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Bank at least 15 days prior written notice before changing its chief executive office or locating the Collateral at any other location.

3.3 COLLATERAL. Bank has and will at all times continue to have a first-priority perfected security interest in all of the Collateral (including intellectual property) other than specific equipment identified in existing filed or to be filed Financing Statements. Borrower will immediately advise Bank in writing of any material loss or damage to the Collateral.

3.4 FINANCIAL CONDITION AND STATEMENTS. All financial statements now or in the future delivered to Bank have been, and will be prepared in conformity with generally accepted accounting principles. Since the last date covered by any such statement, there has been no material adverse change in the financial condition or business of Borrower. Borrower will provide Bank: (i) within 30 days after the end of each month, a monthly financial statement prepared by Borrower, and such other information as Bank shall reasonably request: (ii) within 90 days following the end of Borrower's fiscal year, complete annual financial statements, certified by independent certified public accountants acceptable to Bank and accompanied by the unqualified report thereon by said independent certified public accountants; and (iii) other financial information reasonably requested by Bank from time to time.

3.5 TAXES: COMPLIANCE WITH LAW. Borrower has filed, and will file, when due, all tax returns and reports required by applicable law, and Borrower has paid, and will pay, when due, all taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower has complied, and will comply, in all material respects, with all applicable laws, rules and regulations.

3.6 INSURANCE. Borrower will at all times adequately insure all of the tangible personal property Collateral and carry such other business insurance as is customary in Borrower's industry, with Bank named as Loss Payee.

3.7 ACCESS TO COLLATERAL AND BOOKS AND RECORDS. At reasonable times, on one business day's notice, Bank or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records.

3.8 BANKING RELATIONSHIP AND OPERATING ACCOUNTS. Borrower shall maintain its primary operating deposit accounts with Bank. Borrower shall at all times maintain its primary banking relationship with Bank.

3.9 ADDITIONAL AGREEMENTS. Borrower shall not, without Bank's prior written consent, such consent not to be unreasonably withheld, do any of the following:
(i) enter into any transaction outside the ordinary course of business except for the sale of capital stock to venture investors, provided that Borrower promptly delivers written notification to Bank of any such stock sale; (ii) sell or transfer any Collateral, except in the ordinary course of business; (iii) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower); (iv) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock other than the repurchase of up to five percent (5%) of Borrower's then issued stock in any fiscal year from Borrower's employees or directors pursuant to written agreements with Borrower; (v) incur additional borrowed moneys other than indebtedness fully subordinated to the debt due to Bank, and equipment leases;
(vi) merge, liquidate a substantial portion of its assets, or acquire other assets other than in the normal course of business; or (vi) merge, liquidate a substantial portion of its assets, or acquire other assets other than in the normal course of business; or (vii) make loans, investments, or advances to outside parties other than in the normal course of business except in connection with Board-approved employee stock purchase plans.

3.10 NOTICE OF LEGAL PROCEEDINGS. Borrower will notify Bank in writing of any legal action commenced against it which may result in damages over $50,000.

4. TERM. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"). This Agreement may be terminated, without penalty, prior to the Maturity Date as follows: (i) by Borrower, effective three business days after written notice of termination is given to Bank; or (ii) by Bank at any time after the occurrence of an Event of Default, without notice, effective immediately. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay all Obligations in full, whether or not such Obligations are otherwise then due and payable. No termination shall in any way affect or impair any security interest or other right or remedy of Bank, nor shall any such termination relieve Borrower of any Obligation to Bank, until all of the Obligations have been paid and performed in full.

5. EVENTS OF DEFAULT AND REMEDIES. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement: (a) Any representation, statement, report or certificate given to Bank by Borrower or any of its officers, employees or agents, now or in the future, is untrue or misleading in a material respect; or (b) Borrower fails to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Obligations outstanding at any time exceed the Credit Limit or (d) Borrower fails to perform any other non-monetary Obligation, which failure is not cured within 10 business days after the date due; or (e) Dissolution, termination of existence, insolvency or business failure of Borrower or appointment of a receiver, trustee or custodian, for all or any part of the property of assignment for the benefit of creditors by, or the commencement of any proceeding by or against Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (f) a material adverse change in the business, operations, or financial or other condition of Borrower. If an Event of Default occurs, Bank, shall have the right to accelerate and declare all of the Obligations to be immediately due and payable, increase the interest rate by an additional five percent per annum, and exercise all rights and remedies recorded by applicable law. If any interest payment, principal payment or principal balance payment due from Borrower is delinquent ten or more days, Borrower agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment, but nothing in this provision is to be construed as any obligation on the part of Bank to accept payment of any payment past due or less than the total unpaid principal balance after maturity. All payments shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal.

6. GENERAL. If any provision of this Agreement is held to be unenforceable, the remainder of this Agreement shall still continue in full force and effect. This Agreement and any other written agreements, documents and instruments executed in connection herewith are the complete agreement between Borrower and Bank and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not in this Agreement or in other written agreements signed by the parties in connection this Agreement. The failure of Bank at any time to require Borrower to comply strictly with any of the provisions of this Agreement. The failure of Bank at any time to require Borrower to comply strictly with any of the provisions of this Agreement shall not waive Bank's right later to demand and receive strict compliance. Any waiver of a default shall not waive any other default. None of the provisions of this Agreement may be waived except by a specific written waiver signed by an officer of Bank and delivered to Borrower. The provisions of this Agreement may not be amended, except in a writing signed by Borrower and Bank. Borrower shall reimburse Bank for all reasonable attorney's fees and all other reasonable costs incurred by Bank, in connection with this Agreement (whether or not a lawsuit is filed) including any post petition bankruptcy activities. If Bank or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party shall be entitled to recover its reasonable costs and attorney's fees from the non-prevailing party. Borrower may not assign any rights under this Agreement without Bank's prior written consent. This Agreement shall be governed by the laws of the State of California to the jurisdiction of whose courts Borrower hereby agrees to submit.

7. MUTUAL WAIVER OF JURY TRAIL. BORROWER AND BANK EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF BANK OR

BORROWER OR ANY OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR AFFILIATES.

8. REFERENCE PROCEEDINGS. a. Each controversy, dispute or claim ("Claim") between the parties arising out of or relating to this Agreement, which is not settled in writing within ten days after the "Claim Date" (defined as the date on which a party gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in Los Angeles, California in accordance with the provisions of Section 63B et seq. of
                                                                     -- ---
the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any Claim, including whether such Claim is subject to the reference proceeding and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Los Angeles (the "Court"). The referee shall be a retired Judge selected by mutual agreement of the parties, and if they cannot so agree within thirty days after the Claim Date, the referee shall be selected by the Presiding Judge of the Court. The referee shall be appointed to sit as a temporary judge, as authorized by law. The referee shall (a) be requested to set the matter for hearing within sixty
(60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall entered pursuant to CCP 644 in the Court. All discovery permitted by this Agreement shall be completed no later than fifteen
(15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and, request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.

b. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trail or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

Borrower:                             Bank:

eBay, Inc.                            IMPERIAL BANK
------------------------------

By:  /s/ PIERRE OMIDYAR               By:  /s/ D. SOUSA
     -------------------------             ---------------------------
         CEO

By:  /s/ J. SKOLL                     Title:  AVP
     -------------------------                ------------------------
         President

                                 IMPERIAL BANK
                                 -------------
                          INNOVATIVE BUSINESS BANKING

          Master Schedule to Starter Kit Loan and Security Agreement

BORROWER:                 eBay, Inc.
                       -----------------

DATE:                     July 20, 1997
                       ---------------------

     This Schedule is incorporated into and an integral part of the Starter Kit Loan and Security Agreement between Imperial Bank ("Bank") and the above-named Borrower of even date.

CREDIT LIMIT (AGGREGATE)     $750,000 (includes, without limitation, Equipment Advances
(Section 1):                 and the Letter of Credit Reserve, if any).

INTEREST RATE (Section 1):   The rate equal to Bank's Prime Rate in effect from time to time, plus 1.25% per year.  Interest shall be calculated
                             on the basis of a 360 day year for the actual number of
                             days elapsed.  The Prime Rate shall be the rate announced
                             from time to time by Bank as its "Prime Rate;" as a base
                             rate upon which other rates charged by Bank are based, and it is not necessarily the best rate available at Bank.
                             The interest rate applicable to the Obligations shall
                             change on each date there is a change in the Prime Rate.

MATURITY DATE (Section 4):   January 5, 1999.

OTHER LOCATIONS AND          ________________________________________________
ADDRESSES                    ________________________________________________
(Section 3.2):               ________________________________________________
                             ________________________________________________

OTHER AGREEMENTS:            1.  LOAN FEE.  Borrower shall concurrently pay Bank a
                             non-refundable Loan Fee in the amount of $3,000.

                             2. RECEIPT OF EQUITY. As a condition to any advances and prior to funding, Borrower shall provide Bank with evidence of receipt of not less than $3,000,000 in new equity from investor(s) acceptable to Bank.

Borrower:                             Bank:

eBay, Inc.                            IMPERIAL BANK
-----------------------------

By:  /s/ PIERRE OMIDYAR               By:  /s/ D. SOUSA
     ------------------                    ------------------------
         CEO

By:  /s/ J. SKOLL                     Title:  AVP
     ------------------                       ---------------------
         President

                                 IMPERIAL BANK
                                 -------------
                          INNOVATIVE BUSINESS BANKING

    SCHEDULE TO STARTER KIT LOAN AND SECURITY AGREEMENT (EQUIPMENT ADVANCES)

BORROWER:     eBay, Inc.
            -------------------------

DATE:         July 20, 1997
            -------------------------

     This Schedule is an integral part of the Loan and Security Agreement between Imperial Bank ("Bank") and the above-named Borrower of even date.

CREDIT LIMIT           $750,000 (such amount to be funded under the aggregate
(EQUIPMENT)            Credit Limit). Equipment Advances will be made only on or
(Section 1):           prior to January 5, 1998 (the "Last Advance Date") and
                       only for the purpose of purchasing equipment reasonably acceptable to Bank. Borrower must provide invoices for the equipment to Bank on or before the Last Advance Date.

INTEREST RATE          The rate equal to Bank's Prime Rate in effect from time
(Section 1):           to time, plus 1.25% per annum. Interest shall be
                       calculated on the basis of a 360 day year for the actual number of days elapsed. The Prime Rate shall be the rate announced from time to time by Bank as its "Prime Rate;"
                       as a base rate upon which other rates charged by Bank are based, and it is not necessarily the best rate available at Bank. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime
                       Rate.

MATURITY DATE          After the Last Advance Date, the unpaid principal balance
(Section 4):           of the Equipment Advances shall be repaid in 24 equal
                       monthly installments of principal, plus interest, commencing on February 5, 1998 and continuing on the same day of each month thereafter until the entire unpaid principal balance of the Equipment Advances and all accrued unpaid interest have been paid (subject to Bank's right to accelerate the Equipment Advances on an Event of Default).

Borrower:                          Bank:

eBay, Inc.                         IMPERIAL BANK
-------------------------
By:  /s/ PIERRE OMIDYAR            By:  /s/ D. SOUSA
     --------------------              ________________________
        CEO

By:  /s/ J. SKOLL                  Title:  AVP
     --------------------                  ---------------------
        President

                                 IMPERIAL BANK
                                 -------------
                          INNOVATIVE BUSINESS BANKING

SCHEDULE TO STARTER KIT LOAN AND SECURITY AGREEMENT (LETTERS OF CREDIT SUBLIMIT)

BORROWER:     eBay, Inc.
             ----------------

DATE:         July 20, 1997
             -------------------

     This Schedule is an integral part of the Loan and Security Agreement between Imperial Bank ("Bank") and the above-named Borrower of even date.

LETTERS OF CREDIT        The aggregate Credit Limit Shall be reduced by an amount equal
Sublimit (Section        to $205,000 (the "Letter of Credit Reserve"). Bank may, in its
 1):                     sole discretion, advance as Loans, any amounts that may become due or owing to Bank in connection with letter of credit
                         services furnished to Borrower by or through Bank (the "Letter of Credit Services").  Borrower shall execute all standard form applications and agreements of Bank in connection with the
                         Letter of Credit Services and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Bank in connection with the
                         Letter of Credit Services and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Bank in connection with the
                         Letter of Credit Services.

MATURITY DATE            January 5, 1999.
(Section 4):

Borrower:                               Bank:

eBay, Inc.                              IMPERIAL BANK
----------------------

By:  /s/ PIERRE OMIDYAR                 By:  /s/ D. SOUSA
     ------------------                      --------------------
       CEO

By:  /s/ J. SKOLL                       Title:  AVP
     ------------                             --------------------
       President